UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Park Plaza

Suite 1750

Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 354-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AEON	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

AEON Biopharma, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 17, 2026 (the “Annual Meeting”) as described in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2026 (the “2026 Proxy”). At the Annual Meeting, the stockholders of the Company voted on two proposals as further described in the 2026 Proxy. The final results for each proposal voted on by the stockholders at the Annual Meeting, as certified by the Company’s inspector of elections, are set forth below.

Proposal 1: The stockholders of the Company elected each of Marc Forth and Seongsoo Park as Class III directors of the Company’s board of directors (the “Class III Directors”) for a three-year term ending at the Annual Meeting of Stockholders to be held in 2029 and until their respective successors have been duly elected and qualified. The voting results with respect to the election of the Class III Directors were as follows:

Nominee	Term Expiring	For	Withheld	Broker Non-Vote
Marc Forth	2029	13,297,322	27,738	8,197,073
Seongsoo Park	2029	13,117,299	207,761	8,197,073

Proposal 2: The stockholders of the Company ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2026. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Vote
21,502,418	18,217	1,498	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.
Date: June 17, 2026	By:	/s/ Robert Bancroft
Robert Bancroft
Chief Executive Officer